Exhibit 99.1

Sutro Biopharma Reports Third Quarter 2021 Financial Results, Business Highlights, and Anticipated 2021 Milestones

-	Patient enrollment has been completed for the STRO-002 Phase 1 ovarian cancer dose-expansion cohort, and an interim data update is expected in the second half of 2021 –
-	STRO-001 Phase 1 dose escalation for non-Hodgkin’s lymphoma and multiple myeloma is ongoing to achieve a recommended Phase 2 dose –
-	Cash, cash equivalents and marketable securities totaled $254.2 million as of September 30, 2021, with projected cash runway into the second half of 2023 –

SOUTH SAN FRANCISCO, Calif., Nov. 10, 2021 – Sutro Biopharma, Inc. (NASDAQ: STRO), a clinical-stage drug discovery, development and manufacturing company focused on the application of precise protein engineering and rational design to create next-generation cancer and autoimmune therapeutics, today reported its financial results for the quarter ended September 30, 2021, its recent business highlights, and a preview of anticipated select milestones in the remainder of 2021.

“We are pleased to announce that enrollment has been completed for the STRO‑002 Phase 1 dose-expansion cohort for patients with advanced ovarian cancer. Additionally, we are prioritizing the STRO-002 franchise through additional studies, given the potential for this to be an important treatment option for patients with FolRα-expressing tumors,” said Bill Newell, Sutro’s Chief Executive Officer. “For our STRO-001 program, we continue with dose escalation to achieve a recommended Phase 2 dose and support the work of our partner, BioNova, in Greater China, to explore the therapeutic potential in less heavily pretreated patients with multiple myeloma, non-Hodgkin’s lymphoma, and acute myeloid leukemia.”

Recent Business Highlights and Anticipated 2021 Select Milestones

STRO-002, FolRα-Targeting Antibody-Drug Conjugate (ADC):  STRO-002 is being studied in patients with ovarian cancer and endometrial cancer.

•	The patient enrollment of 40 patients has been completed for the Phase 1 dose-expansion cohort for advanced ovarian cancer, with participation from clinical sites across the U.S. and in Spain.
•

Sutro is expected to report initial data for the dose-expansion cohort in the second half of 2021; the data are expected to inform regulatory discussions and registration strategy, including the planned identification of patient populations that may benefit optimally from treatment with STRO‑002.

•

Sutro has opened a new cohort of the Phase 1 dose-expansion study of STRO-002 for endometrial cancer and is currently enrolling patients. A STRO-002 study in combination with bevacizumab has cleared protocol and the first patient is expected later this year.

111 Oyster Point Blvd. South San Francisco, CA 94080	T: 650.392.8412 F: 650.872.8924 W: sutrobio.com

•

Nonclinical data on STRO-002 as a potential therapeutic targeting a rare pediatric acute myeloid leukemia (AML) subtype expressing FolRα will be presented by investigators at the Fred Hutchinson Cancer Research Center (Fred Hutch) as an oral presentation at the 63rd American Society of Hematology Annual Meeting (ASH 2021). Details are as follows:

Publication Number:	209
Presentation Title:	Targeting FOLR1 in High-Risk CBF2AT3-GLIS2 AML with STRO-002 FOLR1-Directed Antibody-Drug Conjugate
Presentation Time:	Saturday, December 11, 2021, at 3:00 PM ET
Session Name:	604. Molecular Pharmacology and Drug Resistance: Myeloid Neoplasms: Novel Molecular Therapies in AML

STRO-001, CD74-Targeting ADC:  The Phase 1 study for patients with B‑cell malignancies, including patients with non-Hodgkin's lymphoma and multiple myeloma, continues with dose escalation.

•

Dose escalation is ongoing to achieve a recommended phase 2 dose (RP2D), with the last reported doses of 5.0 mg/kg in the multiple myeloma (MM) cohort and 4.2 mg/kg in the non-Hodgkin's lymphoma (NHL) cohort.

•

Nonclinical data on STRO-001 as a potential therapeutic targeting AML and acute lymphoblastic leukemia (ALL) will be presented by investigators at the Fred Hutch as an oral presentation at ASH 2021. Details are as follows:

Publication Number:	509
Presentation Title:	Therapeutic Targeting of CD74 with STRO-001 Antibody-Drug Conjugate in AML and ALL
Presentation Time:	Sunday, December 12, 2021, at 5:30 PM ET
Session Name:	604. Molecular Pharmacology and Drug Resistance: Myeloid Neoplasms: Novel Strategies to Overcome Resistance to BCL-2 Inhibition

Additional Pipeline:  Research and preclinical development are underway for several internal candidates.

•

Sutro announced multiple discovery and preclinical candidates, including ADCs targeting ROR1 and Tissue Factor, a 5T4-CD3 bispecific T-Cell Engager (TCE), and cytokine derivatives, including IFNα and IL-12.

•	Discovery and preclinical work on these programs are underway to determine Sutro’s next program to advance to the clinic.

111 Oyster Point Blvd. South San Francisco, CA 94080	T: 650.392.8412 F: 650.872.8924 W: sutrobio.com

Collaboration Updates:  Sutro continues to seek to maximize the value of its cell-free platform by working with partners on programs in multiple disease spaces and geographies.

•

In October of this year, Sutro entered into a collaboration with BioNova Pharmaceuticals Limited (BioNova) to assess the therapeutic potential for STRO-001 in potentially less heavily pretreated patient populations with MM, NHL, and AML within Greater China, including mainland China, Hong Kong, Macau, and Taiwan.

•

Merck extended the first cytokine derivative research program by up to two years to continue the work on an additional candidate. Sutro received an initial payment of $2.5 million and is eligible to receive up to a total of $10 million in connection with the research program extension.

•	Sutro continues to manufacture clinical trial material for Bristol Myers Squibb’s (BMS) CC-99712, a BCMA‑targeting ADC, for treatment of patients with multiple myeloma.

Third Quarter 2021 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of September 30, 2021, Sutro had cash, cash equivalents and marketable securities of $254.2 million, as compared to $326.5 million as of December 31, 2020, with projected runway into the second half of 2023, based on current business plans and assumptions. The above balance does not include the value associated with Sutro’s holdings of Vaxcyte common stock.

Unrealized Gain from Increase in Value of Vaxcyte Common Stock

As of September 30, 2021, Sutro held approximately 1.6 million shares of Vaxcyte common stock, with a fair value of $39.8 million. The non-operating, unrealized gain of $4.5 million for the three months ended September 30, 2021 was due to the increase since June 30, 2021 in the estimated fair value of Sutro’s holdings of Vaxcyte common stock. Vaxcyte common stock held by Sutro will be remeasured at fair value based on the closing price of Vaxcyte’s common stock on the last trading day of each reporting period, with any non-operating, unrealized gains and losses recorded in Sutro’s statements of operations.

Revenue

Revenue was $8.5 million for the three months ended September 30, 2021, as compared to $17.8 million for the same period in 2020, related principally to the Merck, BMS, and EMD Serono collaborations. Future collaboration revenue from Merck, BMS, EMD Serono, BioNova, and from any additional collaboration partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones, and other collaboration agreement payments.

Operating Expenses

Total operating expenses for the three months ended September 30, 2021 were $43.2 million, as compared to $28.4 million for the same period in 2020.  The 2021 period includes non-cash expenses for stock-based compensation of $6.5 million and depreciation and amortization of $1.1 million, as compared to $3.1 million and $1.0 million, respectively, in the comparable 2020 period. Total operating expenses for the three months ended September 30, 2021 were comprised of research and development expenses of $26.6 million and general and administrative expenses of $16.6 million, which are expected to increase in 2021

111 Oyster Point Blvd. South San Francisco, CA 94080	T: 650.392.8412 F: 650.872.8924 W: sutrobio.com

as Sutro’s internal product candidates advance in clinical development and additional general and administrative expenses are incurred as a public company.

About Sutro Biopharma

Sutro Biopharma, Inc., located in South San Francisco, is a clinical-stage drug discovery, development and manufacturing company. Using precise protein engineering and rational design, Sutro is advancing next-generation oncology therapeutics.

Sutro’s proprietary and integrated cell-free protein synthesis platform XpressCF® and site-specific conjugation platform XpressCF+™ led to the discovery of STRO-001 and STRO-002, Sutro’s first two internally-developed ADCs. STRO-001 is a CD74-targeting ADC currently under investigation in a Phase 1 clinical trial for patients with advanced B-cell malignancies and was granted Orphan Drug Designation by the FDA for multiple myeloma. STRO-002, a folate receptor alpha (FolRα)-targeting ADC, is currently being investigated in a Phase 1 clinical trial for patients with ovarian and endometrial cancers and was granted Fast Track designation by the FDA for ovarian cancer. A third product candidate, CC-99712, a BCMA-targeting ADC, which is part of Sutro’s collaboration with Bristol Myers Squibb, formerly Celgene Corporation, is enrolling patients for its Phase 1 clinical trial of patients with multiple myeloma and has received Orphan Drug Designation from the FDA. A fourth product candidate, M1231, a MUC1-EGFR, first-in-class bispecific ADC, which is part of Sutro’s collaboration with Merck KGaA, Darmstadt, Germany, known as EMD Serono in the U.S. and Canada (EMD Serono), is enrolling patients for its Phase 1 clinical trial of patients with metastatic solid tumors, non-small cell lung cancer (NSCLC) and esophageal squamous cell carcinoma. These four product candidates resulted from Sutro’s XpressCF® and XpressCF+™ technology platforms. Bristol Myers Squibb and EMD Serono have worldwide development and commercialization rights for CC-99712 and M1231, respectively, for which Sutro is entitled to milestone or contingent payments and tiered royalties.

Sutro is dedicated to transforming the lives of cancer patients by creating medicines with improved therapeutic profiles for areas of unmet need. To date, Sutro’s platform has led to ADCs, bispecific antibodies, cytokine-based immuno-oncology therapies, and vaccines directed at precedented targets in clinical indications where the current standard of care is suboptimal.

The platform allows it to accelerate discovery and development of potential first-in-class and best-in-class molecules through rapid and systematic evaluation of protein structure-activity relationships to create optimized homogeneous product candidates. In addition to developing its own oncology pipeline, Sutro is collaborating with select pharmaceutical and biotechnology companies to discover and develop novel, next-generation therapeutics.

Follow Sutro on Twitter, @Sutrobio, and at www.sutrobio.com to learn more about our passion for changing the future of oncology.

111 Oyster Point Blvd. South San Francisco, CA 94080	T: 650.392.8412 F: 650.872.8924 W: sutrobio.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, timing of announcements of clinical results, potential benefits of the Company’s product candidates and platform, potential future milestone and royalty payments, and potential market opportunities for the Company’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the impact of the COVID-19 pandemic on the Company’s business, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, the value of the Company’s holdings of Vaxcyte common stock, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact

Annie J. Chang

Sutro Biopharma

(650) 801-5728

ajchang@sutrobio.com

Media Contact

Maggie Beller

Russo Partners

(646) 942-5631

Maggie.beller@russopartnersllc.com

111 Oyster Point Blvd. South San Francisco, CA 94080	T: 650.392.8412 F: 650.872.8924 W: sutrobio.com

Sutro Biopharma, Inc.

Selected Statements of Operations Financial Data

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues	$8,517	$17,823	$51,226	$34,444
Operating expenses
Research and development	26,602	19,361	74,473	54,223
General and administrative	16,589	9,079	40,241	26,435
Total operating expenses	43,191	28,440	114,714	80,658
Loss from operations	(34,674)	(10,617)	(63,488)	(46,214)
Interest income	109	295	481	1,320
Unrealized gain (loss) on equity securities	4,483	29,778	(1,881)	78,638
Interest and other expense, net	(820)	(2,317)	(2,525)	(6,328)
Net (loss) income	$(30,902)	$17,139	$(67,413)	$27,416
Net (loss) income per share, basic	$(0.67)	$0.46	$(1.46)	$0.91
Net (loss) income per share, diluted	$(0.67)	$0.45	$(1.46)	$0.90

111 Oyster Point Blvd. South San Francisco, CA 94080	T: 650.392.8412 F: 650.872.8924 W: sutrobio.com

Sutro Biopharma, Inc.

Selected Balance Sheet Financial Data

(Unaudited)

(In thousands)

	September 30,	December 31,
	2021 (1)	2020 (2)
Assets
Cash, cash equivalents and marketable securities	$254,217	$326,493
Investment in equity securities	39,763	41,644
Accounts receivable	12,330	5,559
Property and equipment, net	23,319	12,935
Operating lease right-of-use assets	30,129	—
Other assets	11,714	7,480
Total Assets	$371,472	$394,111
Liabilities and Stockholders’ Equity
Accounts payable and other liabilities	$21,461	$16,815
Deferred revenue	7,949	20,703
Debt	24,964	24,545
Operating lease liability	33,518	—
Total liabilities	87,892	62,063
Total stockholders’ equity	283,580	332,048
Total Liabilities and Stockholders’ Equity	$371,472	$394,111

(1)The condensed balance sheet as of September 30, 2021 was derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the   Securities and Exchange Commission on November 10, 2021.

(2)The condensed balance sheet as of December 31, 2020 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 18, 2021.

111 Oyster Point Blvd. South San Francisco, CA 94080	T: 650.392.8412 F: 650.872.8924 W: sutrobio.com